Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Robin Keegan
Halyard Health, Inc.
470-448-5198
Robin.Keegan@HYH.com

Halyard Health, Inc. Announces Second Quarter 2017 Results,
Raises Full-Year Adjusted Diluted EPS Outlook

ALPHARETTA, Aug. 2, 2017/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) today reported second quarter 2017 results and raised its full-year 2017 adjusted diluted earnings per share outlook.

Executive Summary

•	Second quarter 2017 net sales totaled $399 million, compared to $400 million in the same period last year.

•
Net income for the second quarter 2017 was $17 million compared to net income of $7 million in the second quarter a year ago. Second quarter adjusted net income was $24 million compared to adjusted net income of $21 million in the prior year.

•
Second quarter diluted earnings per share were $0.36 compared to $0.14 diluted earnings per share in the second quarter 2016. Adjusted diluted earnings per share in the quarter were $0.51, compared to adjusted diluted earnings per share of $0.45 in the prior year.

•	Year-to-date net sales totaled $795 million, up 1 percent, compared to the year-ago period.

•	Through six months, diluted earnings per share were $0.63 compared to $0.44 a year ago. Adjusted diluted earnings per share for the first half of 2017 were $0.99, even compared to the prior year.

•	The company raised its full-year 2017 adjusted diluted earnings per share outlook from $1.70 to $2.00 to $1.85 to $2.05.

“Halyard has delivered a strong quarter with solid earnings and profitability performance in the Medical Devices segment. We are on track to achieve our 2017 goals, and I am pleased that we are able to raise our full-year adjusted diluted earnings per share outlook.” said Joe Woody, Halyard CEO. “Building on Halyard’s solid foundation, leading market positions across our portfolio and strong product pipeline, we expect to accelerate Halyard’s transformation into a leading Medical Devices company.”

Second Quarter 2017 Operating Results

Net sales totaled $399 million, $1 million lower compared to a year ago. Including Corpak, volumes increased 3 percent compared to the prior year, which was partially offset by lower selling prices.

Operating profit was $29 million in the second quarter compared to $18 million in 2016. On an adjusted basis, operating profit was $40 million compared to $41 million in the prior year. Lower selling prices in Surgical and Infection Prevention (S&IP) and expected higher nitrile costs were partially offset by volume growth in Medical Devices, manufacturing cost savings, and favorable currency exchange rates.

Adjusted operating profit for the second quarter excludes $2 million for acquisition-related charges, $6 million for litigation matters and $5 million for intangible amortization expense, which was partially offset by a $2 million spin-related benefit from the higher than expected sale of Kimberly-Clark branded inventory.

Adjusted EBITDA for the second quarter, excluding spin-related transition charges, acquisition-related charges and litigation expenses was $51 million, compared to $52 million a year ago.

Second Quarter 2017 Business Segment Results

Medical Devices

Net sales of Medical Devices in the second quarter 2017 totaled $149 million, a 5 percent increase compared to the second quarter 2016. Organic sales volumes increased 3 percent, as performance was driven by higher volume across all product categories.

Operating profit for Medical Devices was $41 million, a 40 percent increase compared to the prior year. Performance was driven by higher sales volumes, manufacturing cost savings, and lower selling, general and administrative expense.

Surgical and Infection Prevention

S&IP net sales were $247 million, a 4 percent decrease compared to the second quarter of 2016. Volumes for the quarter were flat. Continued volume growth in exam gloves was offset by lower volume in facial protection due to the timing of the cold and flu season and lower exam glove sales to Kimberly-Clark. Lower selling prices of 4 percent were concentrated in exam gloves.

S&IP operating profit for the quarter was $15 million compared to $25 million in the second quarter of 2016. The decrease was due to higher price loss and expected higher nitrile costs, which was partially offset by manufacturing cost savings and favorable currency exchange rates.

Year-To-Date Results

Medical Devices

In the first six months of 2017, net sales of Medical Devices totaled $295 million, up 10 percent compared to the comparable period in 2016. Sales volumes increased 11 percent bolstered by Corpak. Organic sales volumes grew 3 percent, driven by higher volume across all product categories.

Through six months, operating profit for Medical Devices was $79 million, a 34 percent increase compared to the first six months of 2016. Results were driven by higher volumes and manufacturing cost savings.

Surgical and Infection Prevention

In the first six months of 2017, S&IP net sales totaled $494 million, a 3 percent decrease compared to the prior year. Sales volumes increased 1 percent driven by strong demand for exam gloves and facial protection. Sales volume growth was offset by 4 percent lower selling prices primarily in exam gloves.

Year-to-date, S&IP operating profit was $33 million compared to $50 million in the first half of 2016. Performance was driven by higher sales volumes, manufacturing cost savings, and favorable currency exchange rates offset by lower selling prices and higher commodity costs.

Balance Sheet and Cash Flow

Total debt at the end of the second quarter 2017 was $580 million, consisting of a secured term loan and unsecured notes, compared to total debt of $579 million at the end of 2016.

Cash from operations for the second quarter was $20 million compared to $52 million a year ago. Capital spending for the second quarter was $6 million, even compared to 2016. The company’s cash balance was $155 million at the end of the second quarter 2017, compared to $114 million at the end of 2016.

2017 Outlook and Key Planning Assumptions

The company is revising its previously announced full-year 2017 outlook.

•	Adjusted diluted earnings per share are now expected to range between $1.85 and $2.05.

Based on current trends, the company is updating one of its key planning assumptions, as described below.

•	The company lowered its commodity inflation assumption from $10 to $20 million to $5 to $10 million.

Non-GAAP Financial Measures

This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•
Transition costs relating to the separation from Kimberly-Clark, which include costs to establish Halyard     Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the company receives from Kimberly-Clark, as well as the rebranding and other supply chain transition costs.
Going forward, these costs are not expected to be material; therefore, they will no longer be excluded from adjusted earnings.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.
• Certain acquisition and integration charges related to the acquisition of CORPAK MedSystems, Inc.
• Prior periods impact of tax regulatory changes.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to
(a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis, adjusted diluted earnings per share and adjusted
EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call

Halyard Health, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://halyardhealth.investorroom.com  or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10110225. A webcast of the call will also be archived in the Investors section on the Halyard website.

About Halyard Health

Halyard Health (NYSE: HYH) is a medical technology company focused on eliminating pain, speeding recovery and preventing infection for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery and preventing healthcare-associated infections. Halyard’s business segments - Medical Devices and Surgical and Infection Prevention (S&IP) - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue”
and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net Sales	$399.2	$400.0	(0.2)%	$794.8	$784.8	1.3%
Cost of products sold	254.6	259.3	(1.8)	507.3	507.6	(0.1)
Gross Profit	144.6	140.7	2.8	287.5	277.2	3.7
Research and development expenses	9.8	9.5	3.2	17.8	18.2	(2.2)
Selling and general expenses	100.1	107.9	(7.2)	201.3	200.7	0.3
Other expense, net	5.5	5.7	N.M.	12.9	7.6	N.M.
Operating Profit	29.2	17.6	65.9	55.5	50.7	9.5
Interest income	0.5	0.1	N.M.	0.9	0.3	N.M.
Interest expense	(7.8)	(8.3)	(6.0)	(15.4)	(16.3)	(5.5)
Income Before Income Taxes	21.9	9.4	133.0	41.0	34.7	18.2
Income tax provision	(4.8)	(2.9)	65.5	(11.1)	(14.0)	(20.7)
Net Income	$17.1	$6.5	163.1	$29.9	$20.7	44.4

Interest expense, net	7.3	8.2	(11.0)	14.5	16.0	(9.4)
Income tax provision	4.8	2.9	65.5	11.1	14.0	(20.7)
Depreciation and amortization	16.2	16.2	—	32.4	31.8	1.9
EBITDA	$45.4	$33.8	34.3	$87.9	$82.5	6.5

Earnings Per Share
Basic	$0.37	$0.14	164.3%	$0.64	$0.44	45.5%
Diluted	0.36	0.14	157.1	0.63	0.44	43.2

Common Shares Outstanding
Basic	46.7	46.7		46.7	46.6
Diluted	47.3	46.9		47.3	46.8

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit				Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016	2017	2016	2017	2016
As reported	$144.6	$140.7	$287.5	$277.2	$29.2	$17.6	$55.5	$50.7

Spin-related transition charges	(1.7)	0.1	(1.6)	0.1	(1.5)	2.3	(0.8)	3.9
Acquisition-related charges	0.7	3.5	1.2	3.5	1.7	9.2	3.3	10.3
Litigation and legal	—	—	—	—	5.7	6.4	13.7	10.0
Intangibles amortization	0.9	0.9	1.9	1.5	5.3	5.7	10.8	10.9

As adjusted non-GAAP	$144.5	$145.2	$289.0	$282.3	$40.4	$41.2	$82.5	$85.8

	Income before taxes				Income tax provision
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016	2017	2016	2017	2016
As reported	$21.9	$9.4	$41.0	$34.7	$(4.8)	$(2.9)	$(11.1)	$(14.0)
Effective tax rate, as reported					21.9%	30.9%	27.1%	40.3%

Spin-related transition charges	(1.5)	2.3	(0.8)	3.9	0.6	(1.0)	0.3	(1.6)
Acquisition-related charges	1.7	9.2	3.3	10.3	(0.6)	(3.5)	(1.2)	(3.9)
Litigation and legal	5.7	6.4	13.7	10.0	(2.2)	(2.4)	(5.2)	(3.8)
Intangibles amortization	5.3	5.7	10.8	10.9	(2.0)	(1.9)	(4.1)	(3.9)
Regulatory tax changes	—	—	—	—	—	—	—	3.7

As adjusted non-GAAP	$33.1	$33.0	$68.0	$69.8	$(9.0)	$(11.7)	$(21.3)	$(23.5)
Effective tax rate, as adjusted					27.2%	35.5%	31.3%	33.7%

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
As reported	$17.1	$6.5	$29.9	$20.7
Diluted EPS, as reported	$0.36	$0.14	$0.63	$0.44

Spin-related transition charges	(0.9)	1.3	(0.5)	2.3
Acquisition-related charges	1.1	5.7	2.1	6.4
Litigation and legal	3.5	4.0	8.5	6.2
Intangibles amortization	3.3	3.8	6.7	7.0
Thailand statutory tax rate change	—	—	—	3.7

As adjusted non-GAAP	$24.1	$21.3	$46.7	$46.3
Diluted EPS, as adjusted	$0.51	$0.45	$0.99	$0.99

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA, as reported	$45.4	$33.8	$87.9	$82.5

Spin-related transition charges	(1.5)	2.3	(0.8)	3.9
Acquisition-related charges	1.6	9.0	3.0	10.1
Litigation and legal	5.7	6.4	13.7	10.0

Adjusted EBITDA	$51.2	$51.5	$103.8	$106.5

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash provided by operating activities	$19.7	$51.5	$56.7	$94.0
Capital expenditures	(6.4)	(6.1)	(16.6)	(14.1)
Free Cash Flow	$13.3	$45.4	$40.1	$79.9

2017 OUTLOOK

	Estimated Range
Adjusted diluted earnings per share	$1.85	to	$2.05
Amortization	(0.28)	to	(0.28)
Spin-related transition expenses	0.01	to	0.01
Acquisition related charges	(0.09)	to	(0.07)
Other	(0.38)	to	(0.28)
Diluted earnings per share (GAAP)	$1.11	to	$1.43

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$154.8	$113.7
Accounts receivable, net of allowances	184.1	190.1
Inventories	296.2	272.5
Prepaid expenses and other current assets	19.7	17.2
Total Current Assets	654.8	593.5
Property, Plant and Equipment, net	259.7	260.8
Goodwill	1,030.9	1,029.0
Other Intangible Assets, net	159.8	169.8
Deferred Tax Assets	16.1	15.1
Other Assets	3.6	3.6
TOTAL ASSETS	$2,124.9	$2,071.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$184.4	$173.1
Accrued expenses	137.4	151.3
Total Current Liabilities	321.8	324.4
Long-Term Debt	579.9	579.0
Deferred Tax Liabilities	36.4	35.8
Other Long-Term Liabilities	30.0	30.1
TOTAL LIABILITIES	968.1	969.3
Stockholders’ Equity	1,156.8	1,102.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,124.9	$2,071.8

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Activities
Net income	$17.1	$6.5	$29.9	$20.7
Depreciation and amortization	16.2	16.2	32.4	31.8
Net loss on asset dispositions	—	0.7	—	0.8
Changes in operating assets and liabilities	(21.9)	22.1	(21.8)	25.4
Deferred income taxes and other	8.3	6.0	16.2	15.3
Cash Provided by Operating Activities	19.7	51.5	56.7	94.0
Investing Activities
Capital expenditures	(6.4)	(6.1)	(16.6)	(14.1)
Acquisition of business, net of cash acquired	—	(175.1)	—	(175.1)
Proceeds from dispositions of property	0.1	—	0.1	—
Cash Used in Investing Activities	(6.3)	(181.2)	(16.5)	(189.2)
Financing Activities
Line of credit facility proceeds	—	72.0	—	72.0
Line of credit facility repayments	—	(27.0)	—	(27.0)
Purchase of treasury stock	(2.0)	(0.9)	(2.0)	(0.9)
Proceeds from the exercise of stock options	0.3	—	0.8	—
Cash (Used in) Provided by Financing Activities	(1.7)	44.1	(1.2)	44.1
Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	(0.3)	2.1	0.8
Increase (Decrease) in Cash and Cash Equivalents	11.7	(85.9)	41.1	(50.3)
Cash and Cash Equivalents - Beginning of Period	143.1	165.1	113.7	129.5
Cash and Cash Equivalents - End of Period	$154.8	$79.2	$154.8	$79.2

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net Sales
Medical Devices	$149.1	$141.5	5.4%	$295.0	$268.2	10.0%
Surgical and Infection Prevention	246.5	256.7	(4.0)	493.9	511.4	(3.4)
Corporate and Other(a)	3.6	1.8	100.0	5.9	5.2	13.5
Total Net Sales	$399.2	$400.0	(0.2)	$794.8	$784.8	1.3

Operating Profit
Medical Devices(b)	$40.7	$29.0	40.3%	$78.7	$58.7	34.1%
Surgical and Infection Prevention(c)	15.1	25.1	(39.8)	33.3	49.7	(33.0)
Corporate and Other(d)	(21.1)	(30.8)	N.M.	(43.6)	(50.1)	N.M.
Other (expense) income, net(e)	(5.5)	(5.7)	N.M.	(12.9)	(7.6)	N.M.
Total Operating Profit	$29.2	$17.6	65.9	$55.5	$50.7	9.5
_______________________________________________

(a)	Corporate and Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)
Medical Devices operating profit includes $5 million of amortization expense for each of the three months ended June 30, 2017 and 2016, and $11 million and $10 million, respectively, in the six months ended June 30, 2017 and 2016.

(c)	S&IP operating profit includes $0.2 million of amortization expense for each of the three months ended June 30, 2017 and 2016, and $0.4 million in each of the six months ended June 30, 2017 and 2016.

(d)
Corporate and Other for the three months and six months ended June 30, 2017 includes $21 million and $40 million, respectively, of general expenses, $2 million and $3 million, respectively, of acquisition-related expenses, $2 million and $1 million net benefit, respectively from post spin-related transition items and $0 million and $1 million, respectively, of costs related to Corporate Sales. Corporate and other for the three months and six months ended June 30, 2016 includes $17 million and $32 million, respectively, of general expenses, $9 million and $10 million, respectively, of acquisition-related expenses, $2 million and $5 million, respectively, of post spin-related transition expenses, and $2 million and $3 million, respectively, of costs related to Corporate Sales.

(e)
Other (expense) income, net includes $6 million and $14 million, respectively, related to legal expenses and litigation for the three months and six months ended June 30, 2017 compared to $6 million and $10 million, respectively, in the three months and six months ended June 30, 2016.

N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
Quarter-to-date	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Consolidated	—%	2%	(2)%	—%	—%
Medical Devices	5	3	—	—	2
Surgical and Infection Prevention	(4)	1	(4)	—	(1)

Year-to-date
Consolidated	1%	2%	(3)%	—%	2%
Medical Devices	10	3	—	—	7
Surgical and Infection Prevention	(3)	1	(4)	—	—
_______________________________

(a)	Volume excludes sales of Corpak products and changes in sales volume to Kimberly-Clark.

(b)	Other includes sales of Corpak products, changes in sales volume to Kimberly-Clark and rounding.